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                                                                       Exhibit 5


                           NPS PHARMACEUTICALS, INC.

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made effective as of June 4, 2003 (the "Closing Date") by and between NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Enzon Pharmaceuticals, Inc., a Delaware corporation (the "Holder").

                                    RECITALS

         A. The Company and the Holder have entered into a Restricted Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), whereby the Holder will purchase shares of the Company's Common Stock.

         B. The Company is entering into this Agreement to provide liquidity to Holder following Holder's acquisition of the shares of the Company's Common Stock.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the terms below shall have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Form S-3 Registration Statement" means a registration statement of the Company, on Form S-3 or any successor form filed by the Company pursuant to this Agreement permitting registration of the Registrable Securities for resale by the Holder (and in the event that pursuant to the Securities Act the Company is unable to use Form S-3 (or any successor form), another appropriate form permitting registration of the Registrable Securities for resale by the Holder).

                  "Prospectus" means the prospectus included in a Form S-3 Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as a part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

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                  "Registrable Securities" means the shares of the Company's
Common Stock purchased by Holder under the Purchase Agreement, or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                  "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" means all expenses, except Selling Expenses, incurred by the Company in complying with Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" means (i) all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and (ii) all fees and disbursements of counsel for the Holder.

                  "Transfer" means a transfer or disposition, including but not limited to by way of sale, assignment, encumberance, hypothecation, pledge, conveyance, gift, or transfer.

         2.       Restrictions on Transferability.

                  (a) The Registrable Securities shall not be Transferred, except upon the conditions specified in this Agreement. The Holder will cause any transferee who receives the Registrable Securities in a Transfer other than a sale pursuant to (i) an effective registration statement under the Securities Act or (ii) Rule 144 under the Securities Act to assume in writing the obligations and restrictions of the Holder under this Agreement, including without limitation the restrictions set forth in Section 4 (a "Permitted Transferee").

                  (b) Standstill. Each of the Company and the Holder hereby acknowledge that the Company and the Holder have previously executed a letter agreement, effective December 18, 2002 (the "Confidentiality Agreement"), under which each of the Company and the Holder agreed to certain "standstill" provisions in Section 7 therein regarding the acquisition of securities or control of the other. Each of the Company and the Holder acknowledge that the Confidentiality Agreement, including the "standstill" provisions under Section 7 therein, continues in full force and effect in accordance with its terms. Notwithstanding the "standstill" provisions in the Confidentiality Agreement, the Company and the Holder acknowledge and agree that the negotiation and execution of the Mutual Termination and Release Agreement dated of even date herewith between the Company and the Holder, the Purchase Agreement and this Agreement and the Company's issuance of shares of its Common Stock to the Holder pursuant to the Purchase Agreement and the completion of any other transactions contemplated therein and in this Agreement and any transactions in which the Holder may engage to hedge its position in the shares of Common Stock it receives pursuant to the Purchase Agreement do not and will not cause a breach or violation of such standstill provisions by the Holder.


                                      -2-
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                  (c)      Volume Limitation on Sales. The Holder hereby agrees
and covenants that after the Form S-3 Registration Statement is declared effective by the Commission (the "Effective Date") the Holder may Transfer no more than 125,000 shares (as appropriately adjusted for stock splits, stock dividends, combinations and similar events) of Registrable Securities in each monthly period after the Effective Date, however, any shares of Registrable Securities not Transferred in preceding monthly periods, which could have been Transferred under the volume limits of this Section 2(c), may be accumulated and Transferred subsequently provided, however, that in no instance may the Holder Transfer more than 375,000 shares of Registrable Securities in any one (1) month period. The Holder hereby acknowledges and agrees that the Company may place stop transfer restrictions on the Registrable Securities where such Transfer would exceed the volume limitations in the preceding sentence. In calculating the volume limitations of this Section 2(c), Transfers by the Holder shall be aggregated with any Transfers by Permitted Transferees. The limitations of this
Section 2(c) shall cease to be effective if the Company consummates a Controlling Acquisition. For the purposes of this Section 2, the term "Controlling Acquisition" means, with reference to the Company, any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than sixty percent (60%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the Company of assets representing in excess of forty percent (40%) of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the Company or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the Company.

         3. Restrictive Legends. Each certificate representing the Registrable Securities shall be stamped or otherwise imprinted with the following or similar legends:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SAID ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT.


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                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
                  RESTRICTIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES WAS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Holder consents to the making of a notation by the Company on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

         4. Notice of Proposed Transfers. The Holder agrees to comply in all respects with the provisions of this Agreement. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission for which no stop order has been issued and is then existing or
(ii) a sale made in accordance with the applicable provisions of Rule 144) of Registrable Securities shall be made by the Holder to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer or such sale is made pursuant to Rule 144, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in reasonable detail, and, if requested by the Company, the holder shall also provide, at such holder's expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to the Company of such notice and, if required, such opinion, the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of such notice. The Company agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership or (ii) a transaction involving the transfer without consideration of Registrable Securities by an individual holder during such holder's lifetime by way of gift or on death by will or the laws of descent and distribution. Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and counsel for the Company, such legend is not required in order to establish or ensure compliance with the provisions of the Securities Act and this Agreement.


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         5.       Registration on Form S-3.

                  (a) Registration. The Company shall use commercially reasonable efforts to file with the Commission a Form S-3 Registration Statement covering all Registrable Securities within thirty (30) days after the Closing Date (the "Filing Deadline Date"). The Company shall use its commercially reasonable efforts to cause such Form S-3 Registration Statement to be filed and declared effective within ninety (90) days following the Closing Date (the "Effectiveness Deadline Date"). The Company shall use its commercially reasonable efforts to keep such Form S-3 Registration Statement effective until the earlier of (i) the date all Registrable Securities then held by the Holder represents less than one percent (1%) of the total issued and outstanding shares of the Common Stock of the Company or (ii) the date all Registrable Securities then held by the Holder may be sold pursuant to Rule 144(k) (the "Effective Period").

                  (b) Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, the Company's obligations and the Holder's rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

                           (i)      The Company shall have no obligation to keep
effective a registration statement hereunder following the Effective Period.

                           (ii)     Upon (i) the issuance by the Commission of a
stop order suspending the effectiveness of the Form S-3 Registration Statement or the initiation of proceedings with respect to the Form S-3 Registration Statement, (ii) the occurrence of any event or the existence of any fact or circumstance as a result of which the Form S-3 Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a "Material Event"), or (iii) the occurrence, existence or pendency of any corporate development that, in the reasonable discretion of the Company, makes it detrimental to the Company for the Form S-3 Registration Statement and the related Prospectus to be available for a period of time, the Company shall (A) in the case of clause (ii) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Form S-3 Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Form S-3 Registration Statement and Prospectus so that the Form S-3 Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Holder, counsel for the Holder and underwriter, if any, that the availability of the Form S-3 Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, the Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until the Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (i) above, as promptly as is reasonably practicable, (y) in the case of clause (ii) above, as soon as, is reasonably practicable after the occurrence of the Material Event and (z) in the case of clause (iii) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 5(b)(ii) to suspend the availability of the Form S-3 Registration Statement or any Prospectus no more than one (1) time in any three-month period or two (2) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed 30 days; provided, that the aggregate duration of any Deferral Periods shall not exceed 45 days in any three- month period (or 55 days in any three-month period in the event of a Material Event pursuant to which the Company has delivered a second notice as required below) or 60 days in any twelve-month period; provided, that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may deliver to the Holder a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 10 days, or such shorter period of time as is specified in such second notice.


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                  (c)      Registration Procedures. In connection with any
registration required under this Agreement, the Company shall take the actions set forth below (subject to Section 5(b)(ii) below).

                           (i)      Prepare and file with the Commission and use
its commercially reasonable efforts to cause to become effective a Form S-3 Registration Statement with respect to the Registrable Securities in accordance with the provisions of Section 5(a).

                           (ii)     Prepare and file with the Commission such
amendments and supplements to such Form S-3 Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Form S-3 Registration Statement.

                           (iii)    The Company shall permit a single firm of
counsel designated by the Holder to review the Form S-3 Registration Statement and all amendments and supplements thereto a reasonable period of time prior to the filing of the Form S-3 Registration Statement with the Commission.

                           (iv)     The Company shall notify the Holder of any
stop order issued or threatened by the Commission or other suspension of effectiveness of the Form S-3 Registration Statement and will take all reasonable actions necessary or appropriate to prevent the entry of such stop order or to remove it if entered and will notify the Holder of the resolution of such situation.


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                           (v)      The Company shall furnish to the Holder and
each underwriter, if any, of Registrable Securities covered by the Form S-3 Registration Statement filed pursuant to this Agreement (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Form S-3 Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, and, as promptly as practicable after the date of effectiveness of the Form S-3 Registration Statement or any amendment thereto, a notice stating that the Form S-3 Registration Statement or amendment thereto has been declared effective, and
(B) such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the Prospectus included in such registration statement, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder. Such delivery of documents pursuant to (B) above shall be made by the Company within three (3) trading days of receipt of a request therefor from the Holder.

                           (vi)     The Company shall use its commercially
reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of each State of the United States of America as any of the Holder or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by the Holder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                           (vii)    As promptly as reasonably practicable give
notice to the Holder and counsel for the Holder, (i) when any Prospectus, Prospectus supplement, Form S-3 Registration Statement or post-effective amendment to the Form S-3 Registration Statement has been filed with the Commission and, with respect to the Form S-3 Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any written request, following the effectiveness of the Form S-3 Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Form S-3 Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Form S-3 Registration Statement or the initiation or written threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or the written threat of any proceeding for such purpose, (v) of the occurrence of a Material Event (as defined below) (but not the nature of or details concerning such Material Event) and (vi) of the determination by the Company that a post-effective amendment to the Form S-3 Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 5(b)(ii)), state that it constitutes a Deferral Notice (as defined below), in which event the provisions of Section 5(b)(ii) shall apply.

                           (viii)   The Company shall enter into customary
agreements (including an underwriting agreement in customary form) and take all such other reasonable and customary actions as the Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.


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                           (ix)     Make reasonably available for inspection
during normal business hours by a representative for the Holder, and any broker-dealers, counsel for the Holder, accountants or underwriter, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Holder, or any such broker-dealers, counsel for the Holder, accountants or underwriter in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that the Holder (and its agents and representatives) shall hold in confidence and shall not make any disclosure of any such information, unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) disclosure of such information is necessary to avoid or to correct a misstatement or omission in the Form S-3 Registration Statement (and only for the purpose of correcting such misstatement or omission in the Form S-3 Registration Statement), (iii) release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Company consents to any such disclosure. The Holder agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. Nothing herein shall be deemed to limit the Holder's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                           (x)      The Company shall hold in confidence and not
make any disclosure of information concerning the Holder provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws, provided that the Holder shall be given reasonable notice of the proposed disclosure and that such disclosure is limited to the maximum extent permitted under such securities laws, (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Form S-3 Registration Statement, (C) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                           (xi)     The Company shall cause all Registrable
Securities registered under this Agreement to be listed on the Nasdaq National Market ("Nasdaq"), and shall pay any fees for the additional listing of the shares of its common stock on Nasdaq as required by Nasdaq, or such other principal market as the Company's Common Stock may then be listed or traded, and take such other acts as may be necessary to secure such listing.

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         6.       Other Registration Rights. The Holder acknowledges that
certain other securityholders of the Company may now or hereafter have registration rights, and that such other securityholders may be entitled to sell their securities at the same time as the Holder hereunder.

         7. Expenses of Registration. All Registration Expenses incurred in connection with the Company's obligations hereunder shall be borne by the Company. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holder.

         8.       Indemnification.

                  (a) The Company will indemnify and hold harmless the Holder, each of its officers and directors, employees, partners, advisors and agents, and each person controlling the Holder within the meaning of Section 15 of the Securities Act, with respect to a registration that has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including reasonable costs of investigation and reasonable legal fees and expenses and any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary Prospectus, Prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder or under the Securities Act or the Exchange Act relating to the offer or sale of the Registrable Securities and, in either case, the Company will reimburse each Indemnified Party (as defined in Section 8(c)), for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and contained in written information furnished to the Company by the Holder or controlling person or their authorized agent, specifically for use therein; and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary Prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final Prospectus or an amended or supplemented Prospectus, as applicable, was furnished to the Holder or an underwriter within the period of time required by the Securities Act, and if the final Prospectus or the amended or supplemented Prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall the Company have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than the Company during a period in which the availability of the Form S-3 Registration Statement and Prospectus are suspended pursuant to Section 5(b)(ii) hereof; provided a Deferral Notice was delivered by the Company to the person making such sale prior to the time such sale was effected (a "Violation"). The Company also agrees to indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above, if so requested.

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                  (b)      The Holder will indemnify the Company, each of its
directors and officers, employees, partners, advisors and agents and each person controlling the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on (i) a Violation by the Holder or
(ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, Prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and contained in written information furnished to the Company by such Holder or controlling person or their agent specifically for use therein; provided, however, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary Prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final Prospectus or an amended or supplemented Prospectus, as applicable, was not furnished by the Company to the Holder or underwriter within the time period required by the Securities Act, and if the final Prospectus, as amended or supplemented, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage; and provided further, however, that the Holder shall be liable for only that amount as does not exceed the net proceeds actually received by the Holder as a result of the offering of Registrable Securities to which the loss, liability, claim or damage relates. The Holder also agrees to indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above, if so requested.

                  (c)      Each party entitled to indemnification under this
Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, (ii) that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and then only to the extent that such Indemnifying Party is materially prejudiced, and (iii) that the Indemnifying Party shall not assume the defense for matters as to which, in the reasonable opinion of counsel retained by the Indemnified Party, there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and a covenant not to sue, (ii) includes admission of fault by the Indemnified Party or (iii) commits the Indemnified Party to pay any money damages. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         9. Contribution. If the indemnification provided for in Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by Section 8, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party hereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party and the Indemnified Party, but also the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations, provided that no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of any Indemnifying Party or of any Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or the Indemnified Party or their affiliates or representatives, and the parties' relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by (i) pro rata allocation (even if all Holders or any agents for the Holders or any underwriters of the Registrable Securities, or all of them, were treated as one entity for such purpose), or (ii) by any other method that does not take into account the equitable considerations referred to in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         10.      Liquidated Damages.

                  (a) If by the Effectiveness Deadline Date, the Form S-3 Registration Statement is not declared effective by the Commission (a "Registration Default"), then the Company shall be required to pay a cash amount equal to $20,000 per week (the "Liquidated Damages") to the Holder from and including the day following such Registration Default until the time that the Form S-3 Registration Statement is declared effective.

                  (b) If the Form S-3 Registration Statement is declared effective, and then for any reason ceases to be effective or becomes the subject of a stop order or is otherwise unavailable to the Holder pursuant to the restrictions contained herein for a period in excess of any Deferral Periods allowed under Section 5(b)(ii) or any valid extensions thereof (an "Effectiveness Default"), the Company will pay a cash amount of $20,000 per week to the Holder from and including the day following such Effectiveness Default until the time that the Form S-3 Registration Statement once again becomes effective or such stop order is lifted.

         11. Information by Holder. The Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by it and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Agreement. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to effect any registration hereunder prior to its receipt of such information.

         12. Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration the Company agrees to use commercially reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) Furnish to the Holder, so long as the Holder owns or has the right to acquire any Registrable Securities, promptly after the Holder's written request, a written statement by the Company as to its compliance with the foregoing requirements and such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         13. Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Holder by the Company pursuant to
Section 5 may be transferred or assigned by the Holder to a Permitted Transferee who acquires no less than 500,000 shares of Registrable Securities, provided, that, such transfer or assignment is in compliance with the terms of this Agreement and the Company is provided with prior written notice of the securities with respect to which such registration rights are being transferred or assigned.

         14. Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

         15. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of laws provisions.

         16. Entire Agreement. This Agreement, the Purchase Agreement, the Confidentiality Agreement and that certain Mutual Termination and Release Agreement and the Annexes, Exhibits and Schedules attached hereto and thereto and delivered in connection herewith and therewith, as the case may be, constitute the full and entire understanding and agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Holder shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         17. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by hand, by messenger or by overnight courier, addressed:

                  (a)      if to a Holder, to:

                           Enzon Pharmaceuticals, Inc.
                           685 Route 202/206
                           Bridgewater, New Jersey 08807
                           Attention:  Chief Executive Officer

                           or at such other address as such Holder shall have
furnished to the Company, with a copy to:

                           Dorsey & Whitney LLP
                           250 Park Avenue
                           New York, New York 10177-1500
                           Attention:  Kevin T. Collins

                  (b)      if to the Company, to:

                           NPS Pharmaceuticals, Inc.
                           420 Chipeta Way
                           Salt Lake City, Utah 84108
                           Attention:  General Counsel

                           or at such other address as the Company shall have
furnished to the Holder, with a copy to:

                           Wilson Sonsini Goodrich & Rosati, Professional Corporation
                           2795 East Cottonwood Parkway, Suite 300
                           Salt Lake City, Utah 84121
                           Attn:  Robert G. O'Connor, Esq.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when actually delivered as provided above, if delivered personally or by messenger, or, on the day shown on the return receipt, if sent by mail or other delivery service.

         18. Counterparts. This Agreement may be executed in any number of counterparts, including a facsimile counterpart, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.



COMPANY:                                    HOLDER:

NPS PHARMACEUTICALS, INC.                   ENZON PHARMACEUTICALS, INC.


By: /s/ Hunter Jackson                      By: /s/ Arthur J. Higgins
    -------------------------------             --------------------------------

Name: Hunter Jackson                        Name: Arthur J. Higgins
      -----------------------------               ------------------------------

Title: President and CEO                    Title: Chairman, President and CEO
       ----------------------------                -----------------------------